 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On January 17, 2013, ProUroCare Medical Inc. (the “Company”) renewed its existing $100,025 promissory note with Central Bank for an additional one-year term. The promissory note matures on January 17, 2014 and bears interest at the Prime Rate plus 1.0%, with a minimum rate of 5.0%. The promissory note remains guaranteed by Bruce Johnson. The Company’s existing security agreement with Mr. Johnson, which provides him with a subordinated security interest in the Company’s assets, will remain in effect until the Central Bank promissory note is retired. The promissory note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 23, 2013, the Company amended the maturity date of its $500,000 promissory note with Crown Bank (the “Crown Loan”). The maturity date was changed to February 15, 2013. There were no other changes made in the terms of the Crown Loan. The Crown Loan remains secured by all Company assets and continues to be guaranteed by James L. Davis, a director of the Company and William S. Reiling. The amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Promissory note dated January 17, 2013 issued in favor of Central Bank (filed herewith).

10.2	Modification to promissory note issued in favor of Crown Bank, dated January 23, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: January 24, 2013	By	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer